
<ARTICLE>  5
<LEGEND>
This schedule contains summary financial  information extracted from the balance sheet of  Commercial  Net Lease  Realty,  Inc. at September  30,  1999,  and its
statement of earnings for the nine months ended and is qualified in its entirely by reference to the Form 10-Q of Commercial Net Lease Realty,  Inc. for the nine months ended September 30, 1999.
</LEGEND>

<PERIOD-TYPE>                                                    9-MOS
<FISCAL-YEAR-END>                                           DEC-31-1999
<PERIOD-START>                                               JAN-1-1999
<PERIOD-END>                                                SEP-30-1999
<CASH>                                                        1,595,000
<SECURITIES>                                                  2,383,000
<RECEIVABLES>                                                         0
<ALLOWANCES>                                                          0
<INVENTORY>                                                           0
<CURRENT-ASSETS>                                                      0<F1>
<PP&E>                                                      570,523,000
<DEPRECIATION>                                               20,469,000
<TOTAL-ASSETS>                                              743,986,000
<CURRENT-LIABILITIES>                                                 0<F1>
<BONDS>                                                               0
<COMMON>                                                        304,000
<PREFERRED-MANDATORY>                                                 0
<PREFERRED>                                                           0
<OTHER-SE>                                                  392,248,000
<TOTAL-LIABILITY-AND-EQUITY>                                743,986,000
<SALES>                                                               0
<TOTAL-REVENUES>                                             18,983,000
<CGS>                                                                 0
<TOTAL-COSTS>                                                 4,418,000
<OTHER-EXPENSES>                                                      0
<LOSS-PROVISION>                                                      0
<INTEREST-EXPENSE>                                            5,663,000
<INCOME-PRETAX>                                               8,796,000
<INCOME-TAX>                                                          0
<INCOME-CONTINUING>                                           8,796,000
<DISCONTINUED>                                                        0
<EXTRAORDINARY>                                                       0
<CHANGES>                                                             0
<NET-INCOME>                                                  8,796,000
<EPS-BASIC>                                                      0.29
<EPS-DILUTED>                                                      0.29

<F1> Due to the nature of its industry, Commercial Net Lease Realty, Inc. has an unclassified balance sheet; therefore, no values are shown above for current assets and current liabilities.


